Exhibit 99.1

PRESS RELEASE

Majesco Announces Fiscal 2017 Second Quarter Financial Results

Second Quarter Revenue up 10.1% Year on Year

Adjusted EBITDA Margin Up 530 bps Year on Year

Morristown, NJ – October 26, 2016 - Majesco, a global provider of core insurance software and consulting services for insurance business transformation, today announced its financial results for the fiscal 2017 second quarter ended September 30, 2016.

“Since launch of MJCO (NYSE MKT: MJCO) as a public entity on the NYSE MKT in July 2015, Majesco has increased total and organic revenues in every quarter and I am pleased with the second quarter’s 10.1% increase in revenue over the same quarter last year. Profitability is benefitting from this larger scale, as the fiscal 2017 second quarter experienced strong growth in gross margins, which increased 570 basis points from the same period last year, and adjusted EBITDA margin increased 530 basis points from the same period last year” commented Ketan Mehta, CEO and Co-Founder.

“I am particularly excited by our new partnership with IBM. IBM has selected Majesco’s core platform to jointly offer a new cognitive, cloud based platform to help insurance carriers worldwide create new services on IBM Cloud. The integration of IBM Cloud and cognitive capabilities with Majesco’s market leading core systems will allow for new innovative products and services for insurers. We also launched a new partnership in Canada with Symcor Inc. This strategic relationship adds Majesco’s software to Symcor’s cloud and outsourcing capabilities to provide an Insurance as a Service solution, enabling Symcor to expand its solution and service offerings to Canadian Property and Casualty, Life and Annuity and Group insurers. Both of these partnerships along with our Majesco CloudInsurer offering further strengthens Majesco’s leadership position in the fast growing cloud market segment. The cloud revenues as a percentage of total IP centric revenues increased from 18.1% in the second quarter of fiscal year 2016 to 25.7% in the second quarter of fiscal year 2017.” concluded Mr. Mehta.

Financial Highlights

For the second quarter ended September 30, 2016

•	Revenue for the second quarter ended September 30, 2016 increased 10.1% to $31.1 million as compared to $28.2 million in the corresponding quarter of last year. The growth was primarily driven by the expanding relationships with our current P&C customer base.

•	Gross profit was $15.5 million (49.8% of revenue) for the second quarter ended September 30, 2016, compared to $12.4 million (44.1% of revenue) for the quarter ended September 30, 2015. The increase in gross profit was primarily due to the combination of a change in revenue mix, the transition of outsourced services to in house resources and an emphasis on operating efficiencies which is beginning to show results.

•	Research and development (R&D) expenses were $4.5 million (14.6% of revenue) during the second quarter ended September 30, 2016 as compared to $4.2 million (15.0% of revenue) during the quarter ended September 30, 2015.

•	SG&A expenses were $10.7 million (34.3% of revenue) during the second quarter ended September 30, 2016 as compared to $9.5 million (33.7% of revenue) for the quarter ended September 30, 2015.

•	Adjusted EBITDA for the second quarter ended September 30, 2016 was $1.7 million (5.5% of revenue) as compared to $0.1 million (0.2% of revenue) for the quarter ended September 30, 2015.

•	Net income for the second quarter ended September 30, 2016 was $0.2 million, or $0.01 per share as compared to a net loss of $1.0 million, or $(0.03) per share, for the quarter ended September 30, 2015.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the six months ended September 30, 2016

•	Revenue for the six months ended September 30, 2016 increased 23.8% to $63.6 million as compared to $51.4 million in the corresponding period of last year. The growth was primarily driven by the addition of the Cover-All business and expanding relationships with our current P&C customers in both IP as well as solution based services.

•	Gross profit was $30.2 million (47.5% of revenue) for the six months ended September 30, 2016, compared to $23.5 million (45.7% of revenue) for the six months ended September 30, 2015. The increase in gross margin was primarily due to the combination of a higher revenue base and an emphasis on operating efficiencies.

•	Research and development (R&D) expenses were $9.1 million (14.2% of revenue) during the six months ended September 30, 2016 as compared to $7.4 million (14.4% of revenue) during the six months ended September 30, 2015. The increased R&D expense was mainly due to the increased investments in our P&C and L&A business.

•	SG&A expenses were $21.3 million (33.5% of revenue) during the six months ended September 30, 2016 as compared to $17.1 million (33.3% of revenue) for the six months ended September 30, 2015. The increased SG&A expense for the fiscal 2017 first quarter was mainly due to investments in our sales & marketing efforts and the addition of the Cover-All business.

•	Adjusted EBITDA for the six months ended September 30, 2016 was $2.7 million (4.3% of revenue) as compared to $1.3 million (2.5% of revenue) for the six months ended September 30, 2015.

•	Net loss for the six months ended September 30, 2016 was $0.3 million, or ($0.01) per share, as compared to net loss of $0.9 million, or $(0.03) per share, for the six months ended September 30, 2015.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $13.3 million at September 30, 2016, compared to $5.9 million at September 30, 2015, and $14.9 million as at June 30, 2016.

•	Total debt at September 30, 2016 was $17.0 million, compared to $9.7 million at September 30, 2015, and $17.7 million as at June 30, 2016.

•	DSO’s were 73 days at September 30, 2016 as compared to 67 days in the previous quarter ended June 30, 2016.

Other Highlights

•	The Company added four new logos during the quarter including a Tier-1 customer who chose to implement Majesco Billing for their Group Benefits on the cloud. The global customer base stands at 150 at September 30, 2016

•	The trailing 12-month order book was $173.9 million at September 30, 2016 compared to $152.8 million at June 30, 2016.

•	The 12-month backlog at September 30, 2016 was $65.1 million as compared to $63.4 million at June 30, 2016.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2017 second quarter financial results on Wednesday, October 26, 2016 at 4:30 pm ET. Anyone interested in participating should call 888-471-3840 if calling from the U.S., or 719-457-2658 if calling internationally. A replay will be available until November 9, 2016, which can be accessed by calling 844-512-2921 within the U.S. and 412-317-6671 if calling internationally. Please use passcode 6159720 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=121550

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before one-time non-recurring costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger, and stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 150 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the year ended March 31, 2016.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended September 30, 2016	Three Months ended September 30, 2015	Six Months ended September 30, 2016	Six Months ended September 30, 2015
Revenue	$31,046	$28,208	$63,600	$51,371
Cost of revenue	15,589	15,777	33,391	27,884
Gross profit	$15,457	$12,431	$30,209	$23,487

Operating expenses
Research and development expenses	$4,532	$4,238	$9,060	$7,389
Selling, general and administrative expenses	10,654	9,496	21,313	17,082
Restructuring costs	-	237	-	465
Total operating expenses	$15,186	$13,971	$30,373	$24,936
Income/(Loss) from operations	$271	$(1,540)	$(164)	$(1,449)
Interest income	10	(0)	18	10
Interest expense	(134)	(73)	(342)	(128)
Other income (expenses),net	16	239	14	375
Income /(Loss) before provision for income taxes	$163	$(1,374)	$(474)	$(1,192)
(Benefit)/Provision for income taxes	(54)	(398)	(141)	(298)
Net Income/(Loss)	$217	$(976)	$(333)	$(894)
Net income/(loss) attributable to Non-controlling interests	$—	$--	$—	$—
Net Income (Loss) Attributable to Majesco	$217	$(976)	$(333)	$(894)

Earnings (Loss) per share:
Basic	$0.01	$(0.03)	$(0.01)	$(0.03)
Diluted	$0.01	$(0.03)	$(0.01)	$(0.03)

Weighted average number of common shares outstanding

Basic	36,474,139	36,451,357	36,462,934	33,657,679

Diluted	38,386,634	36,451,357	36,462,934	33,657,679

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	September 30, 2016	March 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,795	$5,520
Short term investments	2,548	634
Restricted cash	258	257
Accounts receivables, net	16,469	22,503
Unbilled accounts receivable	8,220	7,379
Deferred income tax assets	2439	1,847
Prepaid expenses and other current assets	5,868	6,195
Total current assets	46,597	44,335
Property and equipment, net	3,865	3,462
Intangible assets, net	9,320	10,483
Deferred income tax assets	3,512	3,586
Other assets	538	480
Goodwill	32,278	32,275
Total Assets	$96,110	$94,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$211	$159
Loan from bank	7,000	6,951
Accounts payable	3,114	3,659
Accrued expenses and other liabilities
Related Parties	-	--
Others	14,552	16,701
Deferred revenue	11,661	11,200
Total current liabilities	36,493	38,670
Capital lease obligation, net of current portion	-	120
Term loan - bank	10,000	6,800
Other	4,116	3,474
Total Liabilities	$50,655	$49,064

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of September 30, 2016 and 50,000,000 as of March 31, 2016, NIL shares issued and outstanding as of September 30, 2016 and March 31, 2016	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of September 30, 2016 and 450,000,000 as of March 31, 2016, 36,486,396 shares issued and outstanding as of September 30, 2016 and 36,451,357 as of March 31, 2016	$73	$73
Additional paid-in capital	70,139	69,505
Accumulated deficit	(24,693)	(24,360)
Accumulated other comprehensive income	(64)	339
Total equity of common stockholder	45,455	45,557
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$96,110	$94,621

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(U.S. dollars; in thousands):	2016	2015	2016	2015
Net Income (Loss)	$217	$(976)	$(333)	$(894)

Add:
Provision (benefit) for income taxes	(54)	(398)	(141)	(298)
Depreciation and amortization	1,125	1,070	2,237	1,953

Interest expense	134	73	342	128

Less:
Interest income	(10)	-	(18)	(10)
Other income (expenses), net	(16)	(239)	(14)	(375)
EBITDA	$1,396	$(470)	$2,073	$504

Add:
Stock based compensation	312	289	634	289
One-Time Costs (1)	-	237	-	465
Adjusted EBITDA	$1,708	$56	$2,707	$1,258

Revenue	31,046	28,208	63,600	51,371
Adjusted EBITDA as a % of Revenue	5.5%	0.2%	4.3%	2.5%

Majesco and Subsidiaries

Reconciliation of Selected U.S. GAAP Measures to Non-U.S. GAAP Measures

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(U.S. dollars; in thousands):	2016	2015	2016	2015
Net Income (Loss)	$217	$(976)	$(333)	$(894)

Reorganization Costs (1)	-	237	-	465
Total One-Time Costs	$-	237	$-	465
Adjusted Net Income	$217	(739)	$(333)	(429)

Adjusted Earnings (Loss) per Common Share:
Basic	$0.01	$(0.02)	$(0.01)	$(0.01)
Diluted	$0.01	$(0.02)	$(0.01)	$(0.01)

(1)Costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger.